EXHIBIT 10.18

Execution Version

TRUST AGREEMENT

This Trust Agreement (this “Agreement”) is made as of June 10, 2014 by and among Pacific DataVision, Inc. (the “Company”), each investor (collectively, the “Investors”) in the Private Placement (as hereinafter defined), T. Clark Akers, an independent director on the Company’s board of directors (the “Investor Rep”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

WHEREAS, on May 13, 2014, the Company entered into an Asset Purchase Agreement by and among FCI 900, Inc., ACI 900, Inc., Machine License Holding, LLC, Nextel WIP License Corp., and Nextel License Holdings 1, Inc., each a wholly-owned indirect subsidiary of Sprint Corporation, collectively, “Sprint,” and the Company (such agreement, as amended, the “Sprint APA”) pursuant to which the Company will purchase licenses to use spectrum in the 900 MHz. range (the “Spectrum Assets”) from Sprint for the purchase price of $90 million in cash and $10 million in shares of the Company’s common stock valued at the offering price in the Private Placement (as hereinafter defined);

WHEREAS, the Company’s acquisition of the Spectrum Assets is essential to the Company’s ability to provide the Company’s push-to-talk dispatch services;

WHEREAS, certain shares of the Company’s common stock are being offered to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to certain persons outside the United States in offshore transactions in reliance on Regulation S under the Securities Act and pursuant to a private placement to “accredited investors,” as defined in Rule 501 under the Securities Act, for the purpose of funding the purchase price under the Sprint APA and for other purposes (the “Private Placement”);

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE TRUST

1.1    General.

(a)    The Company hereby appoints Wilmington Trust, National Association, as the trustee of the Trust, and Wilmington Trust, National Association, hereby accepts such appointment by the Company.

(b)    The Trust shall be known as “PDV Investor Trust”, in which name the Trustee may conduct the business of the Trust.

(c)    The Company hereby assigns, transfers, conveys and sets over to the Trust all of its right title and interest in its right to receive 96% of the proceeds from the Private Placement net of the 7% initial purchaser’s discount and placement fee (the “Agent Fees”) payable to FBR Capital Markets & Co., as initial purchaser and placement agent (the “Private

Placement Proceeds”). In addition, the Company hereby assigns, transfers, conveys and sets over to the Trust the right to receive 96% of the proceeds from the additional allotment in connection with the Private Placement net of the related Agent Fees, if any (the “Additional Allotment Proceeds”). Such rights to receive the Private Placement Proceeds and the Additional Allotment Proceeds, and when received, the Private Placement Proceeds, together with the Additional Allotment Proceeds, if any, constitute the trust assets (the “Trust Assets”).

(d)    Any funds transferred to the Trust, whether from the escrow account (the “Escrow Account”) established pursuant to the Escrow Agreement, dated as of June 10, 2014 by and among the Company, FBR and Wilmington Trust, National Association, in its capacity as escrow agent (the “Escrow Agreement”), the return of the Deposit (as hereinafter defined) or otherwise shall become part of the Trust Assets.

(e)    The closing date of the Private Placement is June 10, 2014 (the “Private Placement Date”).

(f)    The Trustee hereby acknowledges receipt of the Trust Assets on behalf of the Trust.

(g)    The Trustee hereby declares that it will hold the Trust Assets in trust for the Company and the Investors as provided herein. Upon the formation of the Trust, the Company and the Investors shall be beneficiaries and beneficial owners (within the meaning of the Act (as hereinafter defined)) of the Trust. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Act”) and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto as Annex A.

(h)    The Trustee may engage, in the name of the Trust, in the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued in accordance with the terms hereof.

1.2    Purposes.

The purposes of the Trust are to: (i) receive and hold the Trust Assets (as hereinafter defined), including, without limitation, the Deposit (as hereinafter defined), in trust and manage, supervise and administer the Trust Account (as hereinafter defined), each in accordance with this Agreement, (ii) engage in any of the activities described, contemplated or authorized in this Agreement, and (iii) conduct such other activities as it deems necessary or appropriate to accomplish the foregoing or that are incidental thereto or connected therewith. The Trust shall not engage in any activity other than the foregoing or other than as required or authorized by applicable law or as required, expressly permitted or authorized by this Agreement. The Trustee hereby agrees, on behalf of the Trust, and is hereby authorized and directed by the Company, to cause the Trust, in accordance with the express terms of this Agreement, to take such actions as it shall be directed in writing from time to time by the Company and the Investor Rep, as applicable.

1.3    Disbursements from the Trust Account:

(a)    The Trust shall transfer $13.5 million from the Trust Assets (the “Deposit”) by wire transfer to Sprint Corporation to the account below promptly after receipt of the Trust Assets, but in no event later than 10 calendar days after the Private Placement Date.

Bank name:	Bank of America, N.A.

Bank Location:	Charlotte, NC

ABA #	026 009 593

Account Name	Nextel Communications Inc.

Account #	3752205626

(b)    If the Trustee receives written notice from the Company in the form of Exhibit A (the “APA Closing Notice”) on or prior to 150 days after the Private Placement Date (the “Closing Deadline”) that it will consummate the transactions contemplated by the Sprint APA on or prior to the Closing Deadline, the Trustee shall promptly, but no later than 5 calendar days, transfer the remaining balance of the Trust Assets to the Company by wire transfer to the account below.

Bank name	JP Morgan Chase Bank, N.A.

ABA #	021 000 021

Account Name	Pacific DataVision, Inc.

Account #	739229346

(c)    If the Trustee does not receive an APA Closing Notice on or prior to the Closing Deadline, then the Trustee shall promptly, but no later than 5 calendar days, transfer the remaining balance of the Trust Assets by wire transfer to Continental Stock Transfer & Trust Company (in its capacity as transfer agent, the “Transfer Agent”) for the for ratable distribution to the Investors; provided that no Extension Notice (as hereinafter defined) has been timely received. The remaining balance shall be transferred to the Transfer Agent at the account below.

Bank name	JP Morgan Chase 4 Metrotech Center 14th Floor Brooklyn, New York 11245

ABA #	021000021

Account Name	Continental Stock Transfer & Trust Company

Account #	475581997

SWIFT:	CHASUS33

(d)    If the Trustee has not received an APA Closing Notice from the Company on or prior to the Closing Deadline, but has received a notice in the form of Exhibit B from the Investor Rep on or prior to the Closing Deadline that the Investors have granted an extension of time to consummate the Sprint APA (an “Extension Notice”), then the Trustee shall retain the Trust Assets until the expiration of the extended closing deadline set forth in the Extension Notice. Upon expiration of such extension, the Trustee shall distribute the Trust Assets to the Company in order to consummate the Sprint APA, if the Trustee has received an APA Closing Notice prior to the extended closing deadline, and shall distribute the Trust Assets to the Transfer Agent for the ratable benefit of the Investors, if the Trustee has not received an APA Closing Notice prior to the extended closing deadline. There is no limitation to the number of Extension Notices that may be given.

(e)    Upon return of the Deposit to the Trustee by Sprint, the Trustee shall transfer the Deposit by wire transfer to the Transfer Agent for the ratable distribution of the Investors. Funds transferred to the Trust Account from the Escrow Account shall be transferred to the Transfer Agent for the ratable distribution to the Investors. All transfers to the Transfer Agent shall be made to the account set forth in clause (c) unless otherwise specified in writing no less than 2 calendar days prior to the transfer.

ARTICLE II

AGREEMENTS AND COVENANTS OF TRUSTEE

2.1    Subject to the terms and conditions of this Agreement, including Article V hereof, the Trustee hereby agrees and covenants to:

(a)    Hold the Trust Assets, including, without limitation, the Deposit, in trust in accordance with the terms of this Agreement in a segregated trust account (the “Trust Account”) established by the Trustee;

(b)    Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)    In a timely manner, upon the written instruction of the Company and/or the Investor Rep invest and reinvest the Trust Assets in money market funds that invest in United States Treasury Bonds (any such investments may include funds for which the Trustee or an affiliate of the Trustee serves as an investment advisor, administrator, shareholder servicing agent, custodian or subcustodian, subject to customary fees and expenses);

(d)    Collect and receive, when due, all principal and income arising from the Trust Assets, which shall become part of the “Trust Assets” as such term is used herein;

(e)    Promptly notify the Company and the Investor Rep of all communications received by it with respect to the Trust Assets requiring action by the Company and/or the Investor Rep;

(f)    Promptly supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns relating to the Trust Assets held in the Trust Account or otherwise relating to the Trust Account;

(g)    Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Trust Assets if, as and when instructed by the Company and the Investor Rep to do so; and

(h)    Render to the Company and the Investor Rep monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account.

ARTICLE III

LIMITED DISTRIBUTIONS OF INCOME FROM TRUST ACCOUNT

3.1    Taxes. The Company shall make all necessary filings and payments in respect of taxes on the Trust Assets.

3.2    No Other Distributions. No distributions from the Trust Account shall be permitted other than pursuant to Section 1.3 above.

ARTICLE IV

AGREEMENTS AND COVENANTS OF THE COMPANY

4.1    Instructions.

(a)    By the Company. The Company shall give all instructions and notices to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer or other authorized officer.

(b)    By the Investors. All instructions given by the Investors to the Trustee shall be given by the Investor Rep in writing, signed by the Investor Rep on behalf of the Investors.

(c)    Extension Notices. Any Extension Notice must be received by the Trustee on or before the Closing Deadline, in the form of Exhibit C, specifying the date on which the extension shall terminate and executed by the Investor Rep. All Extension Notices must be in writing. If more than one Extension Notice is timely delivered, the subsequent Extension Notice must be received by the Trustee prior to the expiration of the prior extension.

4.2    Indemnity. The Company shall hold the Trustee harmless and indemnify the Trustee from and against, any and all claims, actions, suits, costs or expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, action, suit or other proceeding brought against the Trustee involving any claim or demand that in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Trust Assets or any income earned on the Trust Assets, except for expenses and losses resulting from the Trustee’s gross negligence, willful misconduct or bad faith. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 4.2, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Company shall conduct and manage the defense against such

Indemnified Claim; provided that the Company shall keep the Trustee reasonably informed of the status of such Indemnified Claim; and provided further that the Trustee may voluntarily participate in such action at its own cost with its own counsel. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company. The Company shall not, without the prior written consent of the Trustee, effect any settlement of any Indemnified Claim unless such settlement (i) includes an unconditional release of the Trustee from all liability on such Indemnified Claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Trustee. The obligations and rights contained in this Section 4.2 shall survive the termination of this Agreement, including the resignation of the Trustee.

4.3    Fees. The Company shall pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Article I as set forth in Annex B hereto, which fees shall be subject to modification by mutual agreement of the parties from time to time. It is expressly understood that said transaction processing fees shall be deducted by the Trustee from disbursements made pursuant hereto. The Trustee shall be entitled to be reimbursed by the Company for its other reasonable expenses hereunder, including the fees and expenses of its counsel it may employ in connection with the exercise and performance of its rights and duties hereunder, upon presentation of appropriate documentation therefor. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 4.3 and as may be provided in Section 4.2 hereof (it being expressly understood that the Trust Assets shall not be used to make any payments to the Trustee under such Sections).

ARTICLE V

LIMITATIONS OF LIABILITY

5.1    The Trustee shall have no responsibility or liability for:

(a)    Taking any action with respect to the Trust Assets, other than as directed in Articles I and II hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, willful misconduct or bad faith;

(b)    Instituting any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Trust Assets unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)    Refunding any depreciation in principal of any Trust Asset;

(d)    Assuming that the authority of any person designated by the Company or the Investor Rep to give instructions hereunder shall not be continuing unless provided otherwise in such designation or unless the Company or the Investor Rep shall have delivered a written revocation of such authority to the Trustee;

(e)    Any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, willful misconduct or bad faith, whether to the other parties hereto or anyone else. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(f)    Verifying the correctness of the information set forth in the offering document or any other action taken by it is as contemplated by the offering document;

(g)    Preparing, executing and filing tax reports, income or other tax returns and paying any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, income tax obligations; and

(h)    (i) Special, consequential or punitive damages, (ii) acts or omissions of securities depositories, brokers or dealers; or (iii) any losses due to forces beyond the control of the Trustee, including without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

5.2    The Trustee:

(a)    shall have no duties or obligations other than those specifically set forth in this Agreement and no duties or obligations shall be implied;

(b)    shall be able to consult with counsel satisfactory to it (including counsel for the other parties hereto) and the advice or opinion of such counsel, after consultation with the Company and its counsel, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(c)    shall not, notwithstanding any provision of this Agreement to the contrary, be required to make any payment hereunder until sufficient funds are actually received by the Trustee; and

(d)    shall not be required to take any action hereunder if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or is otherwise contrary to law.

In carrying out its duties and obligations hereunder, the Trustee may do so by or through agents or affiliates disclosed or referenced in any account agreement signed by the

Company or otherwise reasonably acceptable to the Company. The rights, privileges, protections, immunities and benefits provided to the Trustee hereunder (including its right to be indemnified) are extended to, and shall be enforceable by, any such agents or affiliates.

ARTICLE VI

WAIVER OF CLAIMS AGAINST TRUST ACCOUNT

6.1    The Trustee hereby waives any and all right, title, interest or claim of any kind (“Claim”) that the Trustee may have against the Trust Assets held in the Trust Account, and hereby agrees not to seek recourse, reimbursement, set-off, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. In the event that the Trustee has a claim against the Company under this Agreement, including, without limitation, Section 4.2, the Trustee will pursue such claim solely against the Company and not against the Trust Assets held in the Trust Account.

ARTICLE VII

TERMINATION

7.1    The Trust shall dissolve, be wound up and liquidated and terminate in accordance with Section 3808 of the Act upon the joint written direction of the Company and the Investor Rep. Upon the winding up of the Trust and payment of all liabilities in accordance with Section 3808 of the Act, the Company or the Investor Rep shall instruct the Trustee to cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Act. Thereupon, the Trust and this Trust Agreement (other than the rights, benefits, protections, privileges and immunities of the Trustee) shall terminate.

ARTICLE VIII

MISCELLANEOUS

8.1    Procedures for Funds Transfer. The Company, the Investor Rep and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual for the Company at an Authorized Telephone Number listed on Exhibit B attached hereto or an Authorized Individual for the Investor Rep, as applicable. The Company, the Investor Rep and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other parties immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

8.2    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

8.3    Counterparts. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

8.4    Complete Agreement; Amendment; Waiver of Trial by Jury. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended, waived or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment, waiver or modification may be made without the prior written consent of the Representatives. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

8.5    Consent to Jurisdiction. The parties hereto consent to the non-exclusive jurisdiction and venue of any state or federal court located in the State of Delaware, for purposes of resolving any disputes hereunder. The parties hereto also submit to the non-exclusive jurisdiction and venue of any state or federal court located in the State of Delaware, and hereby waive any objection to such jurisdiction and that such courts represent and inconvenient forum.

8.6    Notice; Consent; Requests. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by facsimile transmission or by e-mail:

if to the Trustee, to:

Wilmington Trust, National Association

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890

Attn: Corporate Trust Administration

Fax No.: (302) 636-4149

with a copy to:

Richards, Layton & Finger, P.A.

One Rodney Square

920 King Street

Wilmington, DE 19801

Attn: Doneene Keemer Damon, Esq.

Fax No.: (302) 498-7526

if to the Company, to:

Pacific DataVision, Inc.

100 Hamilton Plaza

Paterson, New Jersey 07505

Attention: Secretary

E-mail: apoh@pdvcorp.com

with a copy to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Attn: Jeffrey Thacker

Fax No.: 858-638-5128

if to the Investor Rep, to:

FBR Capital Markets & Co.

1001 Nineteenth Street North

Arlington, Virginia 22209

Attn: Gavin Beske, Esq.

Fax No.: 703-469-1012

with a copy to:

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036

Attn: Howard B. Adler, Esq.

Fax No.: 202-530-9526

8.7    Assignability. This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Investor Rep.

8.8    Beneficiaries. Each of the Company and the Trustee hereby acknowledges that the Investors are beneficiaries of this Agreement.

8.9    Multiple Capacities. It is expressly acknowledged, agreed and consented to that Wilmington Trust, National Association will be acting in the capacities of escrow agent pursuant to the Escrow Agreement and the Trustee of the Trust. Wilmington Trust, National Association may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wilmington Trust, National Association of express duties set forth in this Trust Agreement or the Escrow Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the Parties and any beneficiary of the trust or any other person having rights pursuant hereto or thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ David B. Young
Name: David B. Young Title: Vice President

PACIFIC DATAVISION, INC.

By:	/s/ John Pescatore
Name: John Pescatore Title: C.E.O

INVESTOR REPRESENTATIVE ON BEHALF OF THE INVESTORS

By:	/s/ T. Clark Akers
Name: T. Clark Akers Title: Director

[Signature Page to Trust Agreement]

ANNEX A

CERTIFICATE OF TRUST

OF

PDV INVESTOR TRUST

THIS Certificate of Trust of PDV Investor Trust (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.    Name. The name of the statutory trust formed hereby is PDV Investor Trust.

2.    Delaware Trustee. The name and address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration.

3.    Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee

By:
Name:
Title:

ANNEX B

Fees

You receive quality, cost-effective service from Wilmington Trust. Our staff is qualified and proficient, drawing on years of experience in the field. Because we value your business, we are committed to bringing you personal and professional service.

Delaware Statutory Trustee:

Acceptance Fee:	$3,000.00
Annual Administration Fee:	$5,000.00

The administration fee encompasses the day to day discharge of our duties and responsibilities in acting as Delaware Trustee under the Trust Agreement. The Annual Administration Fee is due and payable annually in advance, with the first year’s payment due at the time of closing.

Contingent Trust And Registrar Services:

Acceptance Fee:	$5,000.00

The Acceptance Fee covers the acceptance of the trust created by and pursuant to the Trust Agreement, and includes the review of the agreement and related documents and coordination with deal parties in closing the transaction. The Acceptance Fee is a one-time fee and is payable at closing of the trust agreement appointment.

Annual Administration Fee:	$65,000.00

The administration fee encompasses the day to day discharge of our duties and responsibilities in acting as Trustee and Registrar under the Trust Agreement. The Annual Administration Fee is due and payable annually in advance, with the first year’s payment due at the time of closing.

Transaction Fees:

Payments by Check	$10.00 per Check

Wire Transfers	$25.00 per Wire

Stop Payment or Return Check Forwarding	$15.00 per Check

Assignment/Transfer Fee (payable by transferring investors)	$500.00 each

Escrow Agent Annual Administration Fee:	$3,000.00

This is an annual fee payable at the time of closing, and annually thereafter, for ordinary services of the Escrow Agent, including normal account administration and monthly statement generation. This charge is not prorated for the first year or any subsequent year.

Terms and Conditions

—	Should this transaction fail to close through no fault of Wilmington Trust, its Acceptance Fees, as well as counsel fees and out-of-pocket expenses incurred by Wilmington Trust may be due and payable.
—	Wilmington Trust reserves the right to revisit this fee schedule upon a complete review of all governing documents.

Out-of-Pocket Expenses:

In addition to the fees listed above, all reasonable out-of-pocket expenses will be billed and payable at cost. Out-of-pocket expenses include, but are not limited to, reasonable fees of counsel, reasonable travel expenses of bank officers to attend closing or other meetings, and postage or copy expenses.

EXHIBIT A

Form of Transaction Approval Notice

Wilmington Trust, National Association

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890

Attn: Corporate Trust Administration

Fax No.: (302) 636-4149

Reference is made to that certain Trust Agreement dated June 10, 2014 (the “Trust Agreement), by and among Pacific DataVision, Inc., the Investor Rep on behalf of the Investors, and you. Capitalized terms used herein and not defined herein have the meanings given to such terms in the Trust Agreement. Pursuant to the Trust Agreement you are hereby notified that the closing will occur on or prior to 150 days after the Closing Deadline. In furtherance of the Trust Agreement, you are hereby directed, no later than 5 calendar days after receipt of this notice, to transfer the Trust Assets to the Company in accordance with the wire instructions set forth in Section 1.3(b) of the Trust Agreement.

PACIFIC DATAVISION, INC.

By:
Name: Title:

EXHIBIT B

Form of Extension Notice

Wilmington Trust, National Association

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890

Attn: Corporate Trust Administration

Fax No.: (302) 636-4149

Reference is made to that certain Trust Agreement dated June 10, 2014 (the “Trust Agreement), by and among Pacific DataVision, Inc., the Investor Rep on behalf of the Investors, and you. Capitalized terms used herein and not defined herein have the meanings given to such terms in the Trust Agreement. The Investors have granted an extension of time to consummate the Sprint APA until                               , 20         (the “Extended Deadline”). In furtherance of the Trust Agreement, if you do not receive an APA Closing Notice prior to the Extended Deadline, you are hereby directed to distribute the Trust Assets to the Transfer Agent for the ratable benefit of the Investors. In the event that you receive a subsequent Extension Notice in accordance with the Trust Agreement setting forth a new extended deadline, this Extension Notice shall be superseded and shall be of no further force or effect.

INVESTOR REPRESENTATIVE ON BEHALF OF INVESTORS

By:
Name: Title:

EXHIBIT C

Form of Termination Letter

Wilmington Trust, National Association

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890

Attn: Corporate Trust Administration

Fax No.: (302) 636-4149

Reference is made to that certain Trust Agreement dated June 10, 2014 (the “Trust Agreement”), by and among Pacific DataVision, Inc., the Investor Rep on behalf of the Investors, and you. Capitalized terms used herein and not defined herein have the meanings given to such terms in the Trust Agreement. You are hereby directed to commence liquidation of the Trust Account and to distribute the Trust Assets to the Transfer Agent for the ratable benefit of the Investors.

PACIFIC DATAVISION, INC.

By:
Name: Title:

INVESTOR REPRESENTATIVE ON BEHALF OF THE INVESTORS

By:
Name: Title: